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                                                                   EXHIBIT 10.15

                            MANAGEMENT & CONSULTING AGREEMENT

         This Agreement (the "Agreement") is dated effective January 1, 2006, by and between DELEK US HOLDINGS, INC. ("Delek US"), a Delaware corporation with principal offices located at 830 Crescent Centre Drive, Suite 300, Franklin, TN 37067, and DELEK GROUP LTD. ("Delek Group"), 7, Giborei Israel St., P.O.B. 8464, Industrial Zone South, Netanya 42504, Israel.

         Whereas, Delek US owns and operates fuel and convenience stores in the southeastern United States and a petroleum refinery in Tyler, Texas;

         Whereas, Delek Group is a retailer of refined petroleum products in Israel, and indirectly owns all of the issued and outstanding stock of Delek US;

         Whereas, Delek Group's management has significant expertise and skill in the petroleum industry; and

         Whereas, Delek US and Delek Group desire to enter into this Agreement to confirm the terms of Delek Group's managing and consulting services to be rendered to Delek US.

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, for themselves, their successors and assigns, hereby agree as follows:

         1. Description of Services. As used in this Agreement, the term "Services" shall mean the various services Delek Group agrees to provide Delek US under the terms of this Agreement. The Services shall be performed by Delek Group's key management personnel, and shall include, without limitation: (a) assisting Delek US in planning its long-term goals and budgets; (b) assisting Delek US evaluate ring technology for its fuel pumps; (c) helping Delek US identify and evaluate potential acquisitions in both the retail fuel and petroleum refining industries; (d) assisting Delek US evaluate opportunities to further diversify its business into upstream energy industry interests; (e) providing capital structure advice; (f) identifying sources of financing; (g) negotiating credit facilities and other financings; and (h) providing credit support.

         2. Purchase & Sale of Services. Delek Group agrees to provide the Services to Delek US (or procure the provision of the Services for Delek US). Delek US agrees to purchase the Services from Delek Group on the terms and subject to the conditions of this Agreement and in consideration of the fees and costs described below.

         3. Management Fee. In consideration of the Services provided by Delek Group hereunder, Delek US shall pay Delek Group a quarterly management fee of one hundred twenty-five thousand U.S. dollars (US $125,000) (the "Management Fee") payable within ninety (90) days following the end of each calendar quarter.

         4. Pass-Through Costs. In addition to the Management Fee set forth above, Delek US shall reimburse Delek Group for reasonable, third-party, out-of-pocket costs and expenses actually incurred by Delek Group on behalf of Delek US under this Agreement (the "Pass-Through Costs"). If Delek Group incurs any such costs or expenses on behalf of both Delek US and other businesses owned and/or operated by Delek Group, Delek Group shall allocate any such costs or expenses in good faith between the various interests on behalf of which such costs or expenses were incurred. Delek Group shall apply usual and accepted accounting
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conventions in making such allocations, and shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Delek Group shall provide Delek US with written verification of the Pass-Through Costs upon Delek US' reasonable request.

         5. Standard of Service. Except as otherwise agreed with Delek US or described in this Agreement, Delek Group agrees to perform the Services in good faith, and that the nature, quality, and standard of care applicable to the delivery of the Services hereunder shall be substantially the same as that which Delek Group provides from time to time throughout its businesses. Subject to the obligations set forth in this Agreement, the management of and control over the provision of the Services shall reside solely with Delek Group.

         6. Limitation of Liability.

            (a) Delek US agrees that neither Delek Group nor its directors, officers, agents, and employees (each, a "Delek Group Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Delek US or any other person or entity for or in connection with the Services rendered or to be rendered by any Delek Group Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or the actions or inactions of any Delek Group Indemnified Person in connection with any such Services or transactions. The foregoing limitation of liability shall not apply to damages which have resulted from the gross negligence or willful misconduct of a Delek Group Indemnified Person in connection with any Services, actions or inactions.

            (b) Notwithstanding the provisions of Section 6(a), Delek Group shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Delek Group's obligations under this Agreement. This disclaimer applies without limitation (i) to claims arising from the provision of the Services or any failure or delay in connection therewith; (ii) to claims for lost profits; (iii) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (iv) regardless of whether such damages are foreseeable or whether Delek US has been advised of the possibility of such damages.

            (c) Delek Group shall have no liability to Delek US or any other person or entity for failure to perform Delek Group's obligations under this Agreement or otherwise, where (i) such failure to perform is not caused by the gross negligence or willful misconduct of Delek Group and (ii) such failure to perform similarly affects Delek Group and does not have a disproportionately adverse effect on Delek US.

            (d) Delek US agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages, whether direct or indirect, due to, resulting from or arising in connection with any failure by Delek Group to comply fully with its obligations under this Agreement.

            (e) Notwithstanding the foregoing provisions of this Section 6, in the event of a substantial and continuing failure on the part of Delek Group to provide or procure any Services, where such failure is reasonably expected to have a material adverse effect on Delek US, Delek US shall be entitled to seek specific performance to cause Delek Group to provide or procure such Services.



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         7. Indemnification of Delek Group by Delek US. Delek US agrees to indemnify and hold harmless each Delek Group Indemnified Person from and against any damages, and to reimburse each Delek Group Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Delek Group Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with Services rendered or to be rendered by any Delek Group Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Delek Group Indemnified Person's actions or inactions in connection with any such Services or transactions. Despite the foregoing, Delek US shall not be responsible for any damages of any Delek Group Indemnified Person that have resulted from the gross negligence or willful misconduct of such Delek Group Indemnified Person in connection with any of the advice, actions, inactions, or Services referred to above.

         8. Indemnification of Delek US by Delek Group. Delek Group agrees to indemnify and hold harmless Delek US and its respective directors, officers, agents, and employees (each, a "Delek US Indemnified Person") from and against any damages, and shall reimburse each Delek US Indemnified Person for all reasonable expenses (including reasonable attorneys' fees) as they are incurred in investigating, preparing, or defending any Action, arising out of the gross negligence or willful misconduct of any Delek Group Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement.

         9. Term. Except as otherwise provided in this Agreement, the term of this Agreement (the "Term") shall commence on January 1, 2006, and continue through December 31, 2006. Thereafter, the Term shall renew quarterly subject to either party's right to terminate the Agreement for any reason by serving at least thirty (30) days advance written notice of termination. In the event that termination does not occur at the end of a calendar quarter, the Management Fee shall be prorated through the date of termination.

         10. Termination for Failure to Perform Obligations.

            (a) Delek Group may terminate any Service at any time if: (i) Delek US fails to perform any of its material obligations under this Agreement relating to the Service; (ii) Delek Group has notified Delek US in writing of such failure, and (iii) such failure has continued for a period of ninety (90) days after Delek US' receipt of written notice of such failure.

            (b) Delek US may terminate any Service at any time if: (i) Delek Group fails to perform any of its material obligations under this Agreement relating to the Service; (ii) Delek US has notified Delek Group in writing of such failure; and (iii) such failure has continued for a period of ninety (90) days after Delek Group's receipt of written notice of such failure.

         11. Confidential Information. The parties hereby covenant and agree to hold in trust and maintain confidential all information marked as confidential by the disclosing party or that should otherwise be reasonably understood as confidential by the receiving party.

         12. No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever. Neither party shall have the authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.



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         13. Subcontractors. Delek Group may hire or engage one or more subcontractors to perform all or any of its obligations under this Agreement; provided that (subject to Section 6) Delek Group shall in all cases remain primarily responsible for all obligations undertaken by it herein.

         14. Force Majeure.

            (a) For purposes of this Section, "Force Majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, terrorism, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

            (b) Delek Group shall be under no liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure. However, Delek Group must exercise commercially reasonable efforts to minimize the effect of Force Majeure on its obligations hereunder.

            (c) Promptly upon becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and the termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such Force Majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, any actual delay resulting from such Force Majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly. However, if the Force Majeure results in the performance of a party being delayed by more than sixty (60) days, the other party shall have the right to terminate the Agreement with respect to all Services affected by such delay forthwith by written notice.

         16. Information. Delek US agrees to provide Delek Group with reasonable access to all information Delek Group reasonably deems necessary to provide its Services hereunder. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with, and to the disclosure to third parties of, all information regarding itself and transactions under this Agreement (including the Agreement itself) that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

         17. Notices. All notices and other communications to any party hereunder shall be in writing and shall be deemed given when received by signature or confirmed facsimile receipt.

         18. Severability. If any provision of this Agreement shall be found invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.



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         19. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Delek Group and Delek US, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         20. Successors & Assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

         21. Governing Law & Venue. This Agreement shall be construed in accordance with and governed by the law of the State of Tennessee, without regard to the conflicts of laws rules thereof. The exclusive venue for any litigation arising under this Agreement shall be the state and federal courts for Nashville, Tennessee. Accordingly, the parties hereby submit to the jurisdiction of said courts.

         22. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         23. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

         24. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         In witness whereof, the parties hereto have caused this Agreement to be duly executed by two of their respective authorized officers as of the date first above written.


DELEK GROUP LTD.                            DELEK US HOLDINGS, INC.


/s/ Gabriel Last                            /s/ Edward Morgan
-----------------------------               ------------------------------
By:    Gabriel Last                         By:    Edward Morgan
Title: Director                             Title: VP, Treasurer



/s/ Ronel Ben-Dov                           /s/ Assi Ginzburg
-----------------------------               ------------------------------
By:    Ronel Ben-Dov                        By:    Assi Ginzburg
Title: CFO, VP                              Title: VP



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